SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                 Amendment No. 1

                                       To

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 5, 1998



                               ISONICS CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)



      001-12531                                            77-0338561
(Commission File No.)                          (IRS Employer Identification No.)



                         20 Great Oaks Blvd., Suite 220
                           San Jose, California 95119
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 350-0660

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (a)   Financial Statements of Businesses Acquired.

The Financial Statements required by this item are submitted in a separate section beginning on page F-1 of this Amendment No. 1 to Current Report on Form 8-K/A and are incorporated by reference herein:


                                                                            PAGE

         Report of Independent Certified Public Accountants ........         F-1

         Consolidated Balance Sheets ...............................         F-2

         Consolidated Statements of Operations .....................         F-3

         Consolidated Statement of Shareholders' Equity ............         F-4

         Consolidated Statements of Cash Flows .....................         F-5

         Notes to Consolidated Financial Statements ................         F-6


         (b)   Pro Form Financial Information.

         The following unaudited pro forma combined condensed statement of operations assumes that the acquisition of all of the outstanding capital stock of International Process Research Corporation, a Colorado corporation ("Interpro") and Chemotrade GmbH and subsidiary, a German corporation, ("Chemotrade"), took place as of the beginning of the year ended April 30, 1998 and combines the audited statements of operations of Isonics Corporation, a California corporation, for the year ended April 30, 1998 with Interpro's and Chemotrade's statement of operations for the year ended April 29, 1998 and May 31, 1998, respectively.

         The pro forma combined condensed statement of operations is not necessarily indicative of the operating results which would have been achieved had the Acquisitions been consummated as of the beginning of the year ended April 30, 1998 and should not be construed as representative of future operations.

                               Isonics Corporation

                        PRO FORMA STATEMENT OF OPERATIONS

                            Year ended April 30, 1998
                    (In thousands, except for per share data)
                                   (Unaudited)


                                                                          International
                                                                             Process
                                                             Isonics        Research     Chemotrade
                                                           Corporation     Corporation      GmbH
                                                            For the          For the     For the Year
                                                           Year Ended       Year Ended      Ended                          Total
                                                            April 30,        April 29,     May 31,        Pro Forma      Pro Forma
                                                              1998             1998         1998         Adjustments      Amounts
                                                           -----------     -----------   -----------     ------------     -------

Net revenues..............................................  $   6,783      $   2,708    $  7,680               (181) (1)   $16,990
                                                                                                                275  (2)
Cost of revenues..........................................      4,662          1,759       6,477               (181) (1)    12,992
                                                            ---------      ---------    ---------         ---------         ------
           Gross margin...................................      2,121            949       1,203               (275)         3,998

Operating expenses:
   Selling, general and administrative....................      1,342            812       1,037                 (1) (3)     3,184
                                                                                                                 (6) (2)
   Amortization of goodwill ..............................                                    -                 166  (5)       166
   Research and development...............................        811            157          -                  (6) (4)       962
                                                            ---------      ---------    ---------         ---------         ------
           Total operating expenses.......................      2,153            969       1,037                153          4,312

Operating income (loss) ..................................        (32)           (20)        166               (428)          (314)
Other income (expense), net...............................       (145)           (20)         69               (117) (6)      (213)
                                                            ---------      ---------    ---------         ---------         ------
Income (loss) before income taxes.........................       (177)           (40)        235               (545)          (527)
Income tax (expense) benefit..............................        314             14         117                142  (7)       353
                                                            ---------      ---------    ---------         ---------         ------

Net income (loss).........................................  $     137      $     (26)   $    118               (403)        $ (174)
                                                            =========      =========    =========         =========         ======

Net income (loss) per share - basic.......................  $    0.03                                                       $(0.03)
                                                            =========                                                       ======

Shares used in computing per share information............      5,039                                           712  (8)     5,751
                                                            =========                                     =========         ======

Net income (loss) per share - diluted.....................  $    0.02                                                       $(0.03)
                                                            =========                                                       ======

Shares used in computing per share information............      6,469                                          (718) (8)     5,751
                                                            =========                                     =========         =======


                               Isonics Corporation

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                                   (Unaudited)


     On April 30, 1998, Isonics Corporation (the "Company") acquired all of the outstanding common stock of International Process Research Corporation dba
Colorado Minerals Research Institute ("Interpro") a contract research and development organization specializing in metallurgical, mineral processing, and environmental test work and consultancy services. The purchase price was paid in 353,982 shares of the Company's common stock with a fair market value of $708,000. Transaction costs were $70,000. No goodwill was recognized upon completing the transaction.

     Effective June 1, 1998, Isonics Corporation (the "Company") acquired all of the outstanding shares of Chemotrade GmbH and subsidiary (collectively "Chemotrade") a value-added re-seller of stable and radio isotopes. The purchase price consideration consisted of $2,576,000 paid on closing and $1,107,000 to be paid through June 2001. Transaction costs as of July 31, 1998 were $68,000 and imputed interest from the effective date of the acquisition, June 1, 1998, to the date that consideration was paid or interest began accruing on consideration, June 30, 1998, totaled $28,000. Imputed interest is reflected as a reduction of the purchase price. The consideration paid upon closing consisted of cash of $758,000, 357,730 restricted shares of common stock with a fair market value of $894,000, two notes, one for $924,000 bearing interest at 2% per month, which was paid in August 1998, and a second note of $826,000 bearing interest at 10%, due June 1, 1999. The sellers have guaranteed Chemotrade's defined pre tax earnings will be at least $550,000 during each of the sixteen months ended April 30, 1999 and twelve months ended April 20, 2000 and 2001. If the pre tax earnings of Chemotrade are less than $550,000 for the sixteen month period ended April 30, 1999 or year ended April 30, 2000, the note payable of $826,000 due June 1, 1999, will be reduced by $0.75 for each $1.00 shortfall of earnings. If Chemotrade has pre tax earnings of at least $550,000 for the fiscal year ended April 30, 2001, the consideration will be reduced $0.50 for each $1.00 shortfall in earnings. The contingent consideration for the year ended April 30, 2001 will be recorded as additional goodwill upon Chemotrade meeting the pre tax earnings requirement. The excess of the $3,442,000 purchase price over the fair value of the tangible assets acquired, $1,712,000, less liabilities assumed of $1,598,000 million, $3,328,000 has been allocated to goodwill and will be amortized over twenty years.

     The accompanying pro forma statement of operations is presented in accordance with Regulation SB Item 310(b) Paragraph (d). No pro forma balance sheet is presented as the assets and liabilities of Interpro and Chemotrade and the goodwill recognized in the acquisition of Chemotrade are included in the July 31, 1998 balance sheet of the Company filed on Form 10-QSB.

     The Company's historical results of operations will include Interpro commencing May 1, 1998 and Chemotrade commencing June 1, 1998. The pro forma statement of operations for the year ended April 30, 1998 includes the following adjustments to reflect the consummation of the transactions as if it had occurred at the beginning of fiscal 1998:

1. To eliminate intercompany revenues and cost of revenues between Isonics and Interpro.

2. To adjust depreciation expense of Interpro to reflect the fair value of assets acquired.

3. To adjust salaries paid to Interpro's management to amounts to be paid under new employment agreements.

4. To eliminate management fee paid to Interpro's parent company.

5. To  record   amortization  of  the  goodwill   arising  from  the  Chemotrade
   acquisition for the year ended April 30, 1998, over its estimated life of twenty years.

6. To record interest expense on the debt issued in connection with the Chemotrade acquisition.

7. To adjust income tax expense resulting from the pro forma adjustments (amortization of goodwill and interest expense on debt issued to sellers of Chemotrade) assuming the statutory tax rate of Germany.

8. To increase the number of common shares used in the per share calculation for the common stock issued in the acquisitions for basic earnings per share and eliminate common stock equivalents from diluted earnings per share as they are anti-dilutive given the pro forma net loss.

     The adjustments do not give effect to any potential benefits that might have been realized through the combination of operations and are not necessarily indicative of the consolidated results which would have been reported if the acquisitions of Interpro and Chemotrade had actually occurred at the beginning of the year ended April 30, 1998.

         (c)   Exhibits.

     Exhibit No.  Description
     -----------  -----------

     2.1* Sale and purchase Agreement, dated as of May 29, 1998, between Isonics Corporation, a California corporation, and Herbert Hegener and Helmut Swyen. Disclosure Schedule has been omitted as permitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), but will be furnished supplemental to the SEC upon request.

     2.2* Purchase Agreement, dated as of July 15, 1998, between Isonics Corporation, a California corporation, and Herbert Hegener and Helmut Swyen.

     99.1*        Press  release   announcing  the  execution  of  the  Purchase
                  Agreement.

     99.2*        Press release announcing the consummation of the Acquisition.


     * Previously filed with Isonics' Current Report on Form 8-K (File No. 001-12531), dated August 5 and filed August 5, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ISONICS CORPORATION



Dated:  October 5, 1998                 By:   /s/ James Alexander
                                           -------------------------------------
                                           James Alexander
                                           President and Chief Executive Officer

               Report of Independent Certified Public Accountants


Board of Directors
Chemotrade GmbH and Subsidiary

We have audited the accompanying consolidated balance sheets of Chemotrade GmbH and subsidiary ("Chemotrade") as of December 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chemotrade as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.


San Jose, California
September 11, 1998

                                                   Chemotrade GmbH and Subsidiary

                                                    CONSOLIDATED BALANCE SHEETS
                                                (In thousands, except share amounts)


                                     ASSETS

                                                                                                December 31,
                                                                                            -----------------------         May 31,
                                                                                             1996            1997            1998
                                                                                            -------         -------         -------
                                                                                                                  (unaudited)
CURRENT ASSETS
    Cash and cash equivalents ......................................................        $ 1,041         $   260         $   309
    Accounts receivable
       Net of allowance of $113 in 1996, $57 in 1997, and $55 in 1998 ..............            279             617             701
    Accounts receivable - related party ............................................            207             428             310
    Inventory ......................................................................             97             104             106
    Advances to suppliers ..........................................................             66             206             100
    Prepaid expenses and other assets ..............................................             58              37             116
    Deferred income taxes ..........................................................             94              62              26
                                                                                            -------         -------         -------
                 Total current assets ..............................................          1,842           1,714           1,668

PROPERTY AND EQUIPMENT, net ........................................................             50              30              24

OTHER ASSETS .......................................................................             22              22              22
                                                                                            -------         -------         -------

                                                                                            $ 1,914         $ 1,766         $ 1,714
                                                                                            =======         =======         =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Current portion of bank debt ...................................................        $    33         $     2         $   103
    Accounts payable ...............................................................          1,218             913             737
    Accounts payable - related party ...............................................            259             353             308
    Accrued liabilities ............................................................            302             460             459
                                                                                            -------         -------         -------
                 Total current liabilities .........................................          1,812           1,728           1,607

COMMITMENTS ........................................................................           --              --              --

SHAREHOLDERS' EQUITY
    Common stock, no par value, two (2) shares authorized,
       two (2) outstanding .........................................................            199             199             199
    Accumulated deficit ............................................................            (97)           (161)            (92)
                                                                                            -------         -------         -------
                                                                                                102              38             107
                                                                                            -------         -------         -------

                                                                                            $ 1,914         $ 1,766         $ 1,714
                                                                                            =======         =======         =======


The accompanying notes are an integral part of these statements.

                                                   Chemotrade GmbH and Subsidiary

                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           (In thousands)


                                                                               Year Ended                     Five Months Ended
                                                                               December 31,                          May 31,
                                                                          -------------------------           ---------------------
                                                                           1996              1997             1997           1998
                                                                          -------           -------           ----          -------
                                                                                                                  (unaudited)
Revenues .......................................................          $ 5,687           $ 7,528         $3,813          $ 3,965
Cost of revenues ...............................................            4,566             6,374          3,298            3,401
                                                                          -------           -------         ------          -------

              Gross margin .....................................            1,121             1,154           515               564

Operating expenses:
    Selling, general and administrative ........................            1,177               911           297               423
                                                                          -------           -------         ------          -------

Operating income (loss) ........................................              (56)              243           218               141


Other income (expense):

    Foreign currency gain (loss) ...............................               40                97            29                (4)
    Interest income ............................................             --                  18             9                 4
    Interest expense ...........................................              (14)              (10)           (5)               (3)
                                                                          -------           -------         ------          -------

              Total other income (expense), net ................               26               105            33                (3)
                                                                          -------           -------         ------          -------

Income (loss) before income taxes ..............................              (30)              348           251               138

Income tax expense .............................................                4               174           126                69
                                                                          -------           -------         ------          -------

NET INCOME (LOSS) ..............................................          $   (34)          $   174         $ 125           $    69
                                                                          =======           =======         ======          =======

The accompanying notes are an integral part of these statements.

                                                   Chemotrade GmbH and Subsidiary

                                           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                                (In thousands, except share amounts)


                                                                        Common Stock                                     Total
                                                                    -----------------------         Accumulated       Shareholders'
                                                                    Shares           Amount           Deficit            Equity
                                                                    ------           ------           --------           ------
Balance at January 1, 1996 ..............................                2            $ 199            $ (55)            $ 144
   Dividends ............................................             --               --                 (8)               (8)
   Net loss .............................................             --               --                (34)              (34)
                                                                     -----            -----            -----             -----

Balance at December 31, 1996 ............................                2              199              (97)              102
   Dividends ............................................             --               --               (238)             (238)
   Net income ...........................................             --               --                174               174
                                                                     -----            -----            -----             -----

Balance at December 31, 1997 ............................                2              199             (161)               38

   Net income (unaudited) ...............................             --               --                 69                69
                                                                     -----            -----            -----             -----

Balance at May 31, 1998 (unaudited) .....................                2            $ 199            $ (92)            $ 107
                                                                     =====            =====            =====             =====


The accompanying notes are an integral part of this statement.

                                                   Chemotrade GmbH and Subsidiary

                                                      STATEMENTS OF CASH FLOWS
                                                           (In thousands)

                                                                                         Year Ended             Five Months Ended
                                                                                         December 31,                 May 31,
                                                                                     ---------------------       ------------------
                                                                                      1996          1997         1997        1998
                                                                                     -------       -------       -----      -------
                                                                                                                    (unaudited)
Cash flows from operating activities:
    Net income (loss) .........................................................      $   (34)      $   174      $  125      $    69
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
          Depreciation and amortization .......................................           22            22           5            7
          Deferred income taxes ...............................................          (11)           32          54           36
          Changes in operating assets and liabilities:
              Accounts receivable .............................................          457          (559)     (1,352)          34
              Inventory .......................................................           39            (7)          8           (2)
              Prepaid expenses and other assets ...............................          127            21          (1)         (79)
              Advances to suppliers ...........................................          (22)         (140)         66          106
              Accounts payable ................................................          665          (211)      1,133         (221)
              Accrued liabilities .............................................         (265)          158          19           (1)
                                                                                     -------       -------      ------      -------
                 Net cash provided by (used in) operating activities ..........          978          (510)         57          (51)

Cash flows from investing activities:
    Purchases of property and equipment .......................................          (10)           (2)        --            (1)

Cash flows from financing activities:
    Net change in bank debt ...................................................         (150)          (31)        (26)         101
    Dividends paid ............................................................           (8)         (238)        --          --
                                                                                     -------       -------      ------      -------
                 Net cash provided by (used in) financing activities ..........         (158)         (269)        (26)         101
                                                                                     -------       -------      ------      -------

                 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .........         (810)         (781)         31           49

Cash and cash equivalents, beginning of period ................................          231         1,041       1,041          260
                                                                                     -------       -------      ------      -------

Cash and cash equivalents, end of period ......................................      $ 1,041       $   260      $1,072      $   309
                                                                                     =======       =======      ======      =======

Supplemental  disclosures  of cash flow  information:
    Cash paid during the year for:
       Interest ...............................................................      $    14       $    10      $    5      $     3
       Taxes ..................................................................           39          --           --           126


The accompanying notes are an integral part of these statements.

                         Chemotrade GmbH and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Information as of May 31, 1998 and for the five months ended
                       May 31, 1997 and 1998 is unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

     Chemotrade GmbH (the "Company") is a value-added re-seller of stable and radio isotopes. The Company supplies its stable isotopes for pharmaceutical research and drug design and its radio isotopes for pharmaceutical and industrial research and medical imaging. Chemotrade is located in Dusseldorf, Germany and its subsidiary is located in Leipzig, Germany. Chemotrade's revenues are generated in Europe and North America.

Consolidated Financial Statement Presentation

     The consolidated financial statements include the accounts of the Company and its 75 percent owned subsidiary, Chemotrade Leipzig Gmbh ("Chemotrade Liepzig"). All significant intercompany accounts and transactions have been eliminated. Minority interests in the earnings of Chemotrade Leipzig have not been material in any period presented.

Cash Equivalents

     Cash equivalents consist of money market investments and certificates of deposit with an original maturity of less than ninety days.

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and trade accounts receivable. Cash equivalents are maintained with high quality institutions and are regularly monitored by management. The Company extends credit to customers from various geographic areas and varying in size. The Company performs ongoing credit evaluations of its customers' financial condition and occasionally requires advances before products are shipped.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over three to seven years.

Income Taxes

     The Company accounts for income taxes using an asset and liability approach for financial accounting and reporting purposes.

Revenue Recognition

     Revenue from product sales is recognized upon shipment. Product warranty costs have not been material in any period.

                         Chemotrade GmbH and Subsidiary

          (Information as of May 31, 1998 and for the five months ended
                       May 31, 1997 and 1998 is unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates in Financial Statements

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values of Financial Instruments

     The fair value of cash and equivalents, receivables and payables approximates the carrying value due to the short maturity of such instruments. The fair value of bank debt approximates carrying value based on terms available for similar instruments.

Foreign Currency Translation

     The Company's Functional currecny is the US dollar. Certain financial statement amounts are translated at historical exchange rates, with all other assets and liabilities translated at period-end exchange rates. These translation adjustments are reflected in the results of operations and are not material.


NOTE 2 - SALE OF COMPANY

     Effective June 1, 1998, all of the Company's outstanding common stock was sold to Isonics Corporation. The sales price of $3.683 million, consisted of $2.576 million paid at closing and up to $1.107 million to be paid through June 2001. The consideration consisted of cash, notes payable to sellers and stock of the acquiring company.


NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):


                                                          December 31,
                                                          ------------   May 31,
                                                          1996    1997    1998
                                                          ----    ----    ----
         Equipment and office furniture ................  $111    $ 99    $100
         Less accumulated depreciation .................    61      69      76
                                                          ----    ----    ----
                                                          $ 50    $ 30    $ 24
                                                          ====    ====    ====


NOTE 4 - ACCRUED LIABILITIES

     Accrued liabilities consist of the following (in thousands):


                                                       December 31,
                                                      --------------     May 31,
                                                      1996      1997      1998
                                                      ----      ----      ----
         Compensation ..........................      $ 61      $ 81      $ 84
         Trade and income taxes ................        49       191       141
         Other .................................       192       188       234
                                                      ----      ----      ----
                                                      $302      $460      $459
                                                      ====      ====      ====

                         Chemotrade GmbH and Subsidiary

          (Information as of May 31, 1998 and for the five months ended
                       May 31, 1997 and 1998 is unaudited)


NOTE 5 - BANK DEBT

     Bank debt consists of the following (in thousands):


                                                         December 31,
                                                         ------------   May 31,
                                                         1996    1997    1998
                                                         ----    ----    ----
         Bank term loan .............................    $  9    $  2    $--
         Bank revolving lines of credit .............      24     --      103
                                                         ----    ----    ----
                                                         $ 33    $  2    $103
                                                         ====    ====    ====

     The term loan (interest at 7.8%) was collateralized by certain assets. The loan was repaid in April 1998.

     The Company has two unsecured lines of credit with two different banks. Each line of credit facility provides for borrowings of up to DM 300,000 ($170,000). The lines of credit bear interest at 9% and 11.75%, respectively. One line of credit is due June 1998 and was extended to June 1999. One line of credit extends indefinitely. At December 31, 1997 and May 31, 1998, the Company had borrowing availability in aggregate of DM $600,000 ($340,000) and DM 391,000 ($221,000), respectively.

     Chemotrade Leipzig has an unsecured bank line of credit which provides borrowing of up to $55, 000. The line of credit bears interest at 10% and extends indefinitely. At December 31, 1997 and May 31, 1998, Chemotrade Leipzig had borrowing availability of DM 100,000 ($55,000) and DM 100,000 ($55,000), respectively.


NOTE 6 - INCOME TAXES

     Deferred tax assets are comprised of the following (in thousands):
                                                                                    December 31,           May 31,
                                                                                  -----------------        -------
                                                                                  1996         1997         1998
                                                                                  ----         ----         ----
         Deferred tax assets
           Accruals and reserves deductible in future periods...............     $  94        $  62         $ 26
                                                                                 -----        -----         ----

                                                                                    December 31,               May 31,
                                                                                  -----------------        ---------------
     Income tax benefit (expense) consists of the following (in thousands):       1996         1997        1997       1998
                                                                                  ----         ----        ----       ----
         Current ...........................................................      $(15)       $(142)      $ (72)       (33)

         Deferred ..........................................................        11          (32)        (54)       (36)
                                                                                  ----        -----       -----       ----

         Income tax (benefit) expense.......................................      $ (4)       $(174)      $(126)      $(69)
                                                                                  ====        =====       =====       ====

     A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                                                 December 31,        May 31,
                                                1996     1997      1997    1998
                                                ----     ----      ----    ----
     Statutory U.S. federal tax rate ........  (35.0)%   35.0%     35.0%   35.0%
     Foreign taxes higher than U.S. taxes ...  (15.0)    15.0      15.0    15.0%
     Taxable dividends paid by subsidiary
          to parent .........................   63.3      --        --      --
                                               -----     ----      ----    ----
     Effective tax rate .....................   13.3%    50.0%     50.0%   50.0%
                                               =====     ====      ====    ====

                         Chemotrade GmbH and Subsidiary

          (Information as of May 31, 1998 and for the five months ended
                       May 31, 1997 and 1998 is unaudited)


NOTE 7 - LEASES

     The Company rents office facilities, equipment and vehicles under operating leases expiring through 2006.

     Future minimum annual operating lease commitments are as follows (in thousands):

              1998............................................ $      86
              1999............................................        67
              2000............................................        22
              2001............................................        20
              2002............................................        20
              Thereafter......................................        22
                                                               ---------

                                                               $     237

NOTE 8 - EMPLOYEE BENEFIT PLANS

     Certain employees of Chemotrade have agreements whereby the employees earn a defined percentage of pretax earnings of the Company. For the years ended December 31, 1996, 1997, and the five months ended May 31, 1997 and 1998, bonus compensation was $27,000, $36,000 and $26,000, $15,000, respectively.

     The Company also provides a pension plan to the two shareholders. In connection with the sale of the Company described in note 2, the net obligation ($20,000 at May 31, 1998) for this pension was transferred from the Company to the shareholders.

NOTE 9 - RELATED PARTY TRANSACTIONS

     The Company has a 6% ownership interest in IUT Institute Gmbh ("IUT"), located in Berlin, Germany. IUT purchases certain raw materials from Chemotrade, processes the materials and sells the finished material to Chemotrade. During the years ended December 31, 1995 and 1997, and the five month period ended May 31, 1998, Chemotrade sold $511,000, $373,000, and $430,000 of material to IUT, respectively, and purchased $523,000, $586,000, and $424,000 of processed material from IUT, respectively. At December 31, 1996 and 1997, and May 31, 1998, Chemotrade had accounts receivable of $207,000, $428,000, and $310,000 due from IUT, respectively, and accounts payable of $259,000, $353,000, and $308,000, due to IUT, respectively.